UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 8, 2007

EMERGING VISION, INC.
(Exact name of registrant as specified in its charter)

New York	No.001-14128	No.11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Quentin Roosevelt Boulevard
Garden City, New York 11530
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 390-2100

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 8, 2007, Emerging Vision, Inc. (the “Company”) entered into a Revolving Line of Credit Note and Credit Agreement (the “Credit Agreement”) with Manufacturers and Traders Trust Corporation (“M&T”), establishing a revolving credit facility (the “Credit Facility”), for aggregate borrowings of up to $6.0 million, to be used for general working capital needs and certain permitted acquisitions.  This Credit Facility replaces the Company’s previous revolving line of credit facility with M&T, established in August, 2005.  The initial term of the Credit Facility expires in August 2009.  All sums drawn by the Company under the Credit Facility are repayable interest only on a monthly basis, commencing on the first day of each month during the term of the Credit Facility, calculated at the variable rate of two hundred seventy five basis points in excess of LIBOR, and all principal actually drawn by the Company payable on August 1, 2009.  The total outstanding borrowings under the Credit Facility may be accelerated by M&T upon the occurrence of one or more events, including, without limitation, the Company’s failure to satisfy certain financial covenants (set forth in the Credit Agreement).

In order to secure repayment of the aggregate borrowings made under the Credit Facility, the Company entered into Security Agreements with M&T, pursuant to which (i) the Company and certain of its wholly-owned subsidiaries granted M&T a security interest in substantially all of its respective tangible and intangible assets, and (ii) certain of the Company’s wholly-owned subsidiaries executed a Guaranty, pursuant to which such subsidiaries guaranteed the performance of the Company’s obligations to M&T in respect of the Credit Facility.

As of August 13, 2007, there was outstanding under the Credit Facility $4,359,423, of which $750,000 was drawn for general working capital requirements, and the remaining $3,609,423 of which was drawn to fund the purchase price (the "Purchase Price") payable in connection with the acquisition, by OG Acquisition, Inc. (“Purchaser”), the Company’s wholly-owned subsidiary, of (i) all of the equity ownership interests in , 1725758 Ontario Inc., d/b/a The Optical Group (“OG”), and (ii) substantially all of the tangible and intangible assets of  Corowl Optical Credit Services, Inc. (“COC”).

The descriptions of the Credit Facility and the related transactions are qualified in their entirety by reference to the Credit Agreement, Security Agreements and Guarantees filed as Exhibits 10.1 through 10.11 hereto, and which are incorporated herein by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to a Business Purchase Agreement (the “Purchase Agreement”), dated June 29, 2007, among the Company’s wholly-owned subsidiary, Purchaser, OG, COC and Grant Osborne, on August 10, 2007, in consideration of the payment of the Purchase Price, and the assumption of certain accounts payable of OG and COC, (i) Purchaser acquired all of the equity ownership interests in OG, and (ii) Purchaser acquired substantially all of the tangible and intangible assets of COC.

The descriptions of the Purchase Agreement and the related agreements and transactions are qualified in their entirety by reference to the Purchase Agreement, which is incorporated herein by reference to the Company’s Form 8-K filed on July 5, 2007, to which the Purchase Agreement is attached as Exhibit 10.1 thereto.

Item 9.01	Financial Statements and Exhibits.

(a)           The financial information required by this item is not included in this initial report on Form 8-K but will be filed by amendment not later than 71 days after the date that this initial report on Form 8-K is required to be filed.

(b)           The pro forma financial information required by this item is not included in this initial report on Form 8-K but will be filed by amendment not later than 71 days after the date that this initial report on Form 8-K is required to be filed.

(d)           Exhibits.

            Exhibit 10.1    Revolving Line of Credit Note and Credit Agreement
            Exhibit 10.2    Absolute Assignment of Franchise Notes and Proceeds Due
            Exhibit 10.3    General Security Agreement - Emerging Vision, Inc.
            Exhibit 10.4    General Security Agreement - Combine Buying Group, Inc.
            Exhibit 10.5    General Security Agreement - OG Acquisition, Inc.
            Exhibit 10.6    General Security Agreement - 1725758 Ontario Inc. d/b/a The Optical Group
            Exhibit 10.7    Continuing Guaranty - Combine Buying Group, Inc.
            Exhibit 10.8    Continuing Guaranty - OG Acquisition, Inc.
            Exhibit 10.9    Continuing Guaranty - 1725758 Ontario Inc. d/b/a The Optical Group
            Exhibit 10.10    Pledge Agreement and Assignment
            Exhibit 10.11    United States Trademark Collateral Assignment and Security Agreement by Emerging Vision, Inc.

[Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:	/s/ Christopher G. Payan
Name: Christopher G. Payan
Title:	Chief Executive Officer

Date:	August 13, 2007